                                                                   EXHIBIT 10.9

                                SERVICE CONTRACT

THIS AGREEMENT made as of the 28th day of June, 1999, by and between Softnet Industries Inc., a software development company incorporated under the laws of the state of Delaware, (hereinafter called the Company) and 743633 Alberta Ltd. (DBA Computer Assistants) hereinafter called the Contractor.

                                   WITNESSETH

WHEREAS the Contractor is about to be or is engaged by the Company and has or will thereby become acquainted with the Company's business, records, and other confidential information; and

WHEREAS the Company is engaged in the business of software and website development; and

WHEREAS the parties hereto acknowledge that the goodwill of the Company and the contained patronage of its customers and a list of names, addresses and phone numbers of the its customers or potential customers or leads constitutes a principal asset of the Company, the same being acquired through its efforts and the expenditure of time and money; and

WHEREAS each of the Contractors or associates of the Company hold a position of trust and confidence and are in large measure enabled by such association to become acquainted with the many customers, contacts and associates of the Company, their names, addresses, phone numbers and, with other of the Company's businesses, security and confidential matters; and

WHEREAS the parties hereto acknowledge the necessity of restrictive covenants and non-solicitation covenants of the Contractor herein set forth, and for the reasonable and proper protection of the good will of the Company's business, and that the same constitutes a material portion of the consideration of engagement.

NOW THEREFORE in consideration of the premises and of the mutual promises and covenants herein contained, the parties hereto agree as follows:

DUTIES

The Company or its affiliates of subsidiaries engages the Contractor as a Director of Technology. The Contractor's responsibilities, duty and authority shall be those commonly associated with such a position including, but not limited to, the following:

         --        manage the Company's technical office and employees thereof
         --        oversee and administer the Company's software development
         --        direct the Company's, and the Company's licensees, technical hardware
         --        report directly to the president of the company

COMPENSATION

Beginning on the 31st day of July, 1999 the Company shall pay, and the Contractor agrees to accept as compensation for the services to be rendered herein, the sum of US$5,000.00 per month. In addition, the Contractor shall receive the following

         --        62,500 shares on July 1, 1999
         --        62,500 shares on July 1, 2000
         --        62,500 shares on July 1,2001
         --        62,500 shares on July 1, 2002

unless this agreement has been previously terminated by either party. The Contractor's monetary compensation shall be open to review from time to time whereupon the Contractor's compensation may increase depending on the performance of the Contractor.

FURTHER OBLIGATIONS OF THE CONTRACTOR
The Contractor agrees to the following;

      a) to exercise and carry out all rules, regulations, duties and policies of the Company, and observe all such directions and restrictions as the Company may, from time to time, impose upon the Contractor

      b) during the term of this agreement, not to engage in any business, calling or enterprise which is or may be competitive or contrary to the welfare, interest or benefit of the business of the Company

      c) during the term of this agreement, to provide the services of Reginald Oake on a fill time basis to carry out the obligations of the Contractor. if Reginald Oake is unable to perform the obligations contained herein, the Contractor will supply a substitute individual (it being understood by both parties that the Company, after reviewing the substitute individual's resume, will have the right to terminate this agreement if it determines that, in its sole discretion, the substitute individual does not have the same skills or qualification as that of Reginald Oake.

TERM

The services shall begin on July 1, 1999 and shall continue at will until terminated by either party giving notice. Either party may terminate this agreement upon fourteen (14) days prior written notice to the other. The Company reserves the right to terminate this agreement at any time during the first six
(6) months at its sole discretion or at any other time for cause.

CONFIDENTIAL INFORMATION

All confidential information and trade secrets, including by not limited to, names and lists of clientele or licensees, software, specification, suppliers, operations or technical manuals, and all information, files and records referring to, or relating thereto, however maintained are valuable, special and unique assets of the Company and the sole and exclusive property of the Company. Any of the projects on which the Contractor works, on behalf of the Company, are the sole property of the Company.

COVENANT NOT TO COMPETE

Upon termination of the Contractor's services, the Contractor, any of it's officers or directors, or any individual associated with the Contractor shall not, for a period of one (1) year, either directly or indirectly, enter into or engage in the business of software, systems administration, security, or website development specifically designed for use in Internet gaming.

FURTHER DUTIES OF THE CONTRACTOR

The Contractor guarantees to have a qualified person, acceptable to the company, available to the Company on a full time basis. The Contractor should be aware that duties associated with this agreement may involve travel from the Company's place of business to various locations throughout the world.

DUTIES AFTER TERMINATION OF AGREEMENT

The Contractor further agrees that upon termination of this agreement, the Contractor will immediately surrender to the Company all samples, licensee contact information, price lists, brochures, supplier, books and records, documents, operations or technical manuals, software (either developed or under development) of or in connection with the Company's licensees or business, passwords, codes, security technical information and protocols and all other in the Contractor's possession which belongs to the Company, it being distinctly understood that all such items, including all software which is or was developed by the Contractor is the property of the Company.

SERVABILITY

The invalidity or unenforceability of any provision of this agreement shall in no way affect the validity or enforceability of any other provision.

BENEFIT

This agreement shall insure to the benefit of and be binding upon the Company, its successors and assigns, and the Contractor and its heirs, executors, administrators and legal representatives.

SITUS

This agreement shall be construed and governed in accordance with the laws of the province of British Co1umbia.

PRIOR AGREEMENTS

This agreement supersedes any prior written or verbal agreements

ARBITRATION

Any controversy relating to this agreement or the interpretation thereof shall be settled by arbitration in the city of Vancouver, B.C., pursuant to the rules then in play for the province of British Columbia.

ADDRESS

The addresses for each party to receive any formal notice or notices from the other party are as follows:

iCrystal Inc.                      743633 Alberta Ltd. (DBA Computer Assistants)
3237 King George Highway                                 #74,  9520 - 174 Street
Suite l01B                                                 Edmonton, AB T5T  5Z3
Surrey, BC V4A 1B7

IN WITNESS WHEREOF the parties hereto have executed this agreement on the date first written above.

                                                          COMPANY

/S/ D. J. Slamko

WITNESS                                    By:  /S/ Larry Hrabi
                                                ---------------------------
                                                        CONTRACTOR

/S/ D. J. Slamko

WITNESS                                    By:  /S/Reginald Oake
                                                ---------------------------